Exhibit 4.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

UNIVERSAL POWER GROUP, INC.

WARRANT

1.           Issuance; Certain Definitions. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by UNIVERSAL POWER GROUP, INC., a Texas corporation (the "Company"), LADENBURG THALMANN & CO. INC., or registered assigns (the "Holder"), is hereby granted the right to purchase at any time after 9:00 a.m. New York City time on __________, 2007 [180 days after the effective date of the Registration Statement], until 5:00 p.m., New York City, time on __________, 2011 (“Termination Date”), (__________) fully paid and nonassessable shares (the “Warrant Shares”) of the Company's Common Stock, $ .01 par value per share (the "Common Stock"), at an initial exercise price per share (the "Exercise Price") of $__________ per share, subject to further adjustment as set forth herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement, dated , 2006, between Universal Power Group, Inc. and the representatives of the several underwriters listed on Schedule I thereof (the "Agreement").

2.           Exercise of Warrants.

(a)
This Warrant is exercisable in whole or in part at any time and from time to time beginning on _______ __, 2007 [180 days after the effective date of the Registration Statement] and ending on the Termination Date. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant) as provided in this paragraph. The date such Notice of Exercise is faxed to the Company shall be the "Exercise Date", provided that the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) business days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

(b)
If the Notice of Exercise form elects a "cashless" exercise, the Holder shall thereby be entitled to receive a number of shares of Common Stock equal to the quotient obtained by dividing [(A-B) * (X)] by (A), where:

(A) = the average of the VWAP for the twenty (20) trading days immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares, as adjusted, issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

The holder may not elect a "cashless" exercise until one year from the date hereof or at any time when there is a currently effective registration statement for the Warrant Shares.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(b), provided, however, that if the average of the VWAP for the twenty (20) trading days preceding the Termination Date is less than the Exercise Price at such time, this Warrant shall be deemed cancelled, unless the Holder elects to exercise this Warrant pursuant to Section 2(a) on or prior to the Termination Date.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a national securities exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a national securities exchange and if prices for the Common Stock are then quoted on the Nasdaq Global Market or Capital Market Systems (collectively, “Nasdaq”) or the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on Nasdaq or the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on Nasdaq or the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Company.

(c)
If the Notice of Exercise form elects a "cash" exercise, the Exercise Price per share of Common Stock for the shares then being exercised shall be payable in cash or by certified or official bank check.

(d)	The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2 on the Exercise Date

3.           Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

4.           Restrictions on Transferability. This Warrant and the underlying shares may not be transferred or assigned for a period of 180 days after the effective date of the Registration Statement, other than to any underwriter participating in this offering or an officer or partner thereof, and only if all securities so transferred remain subject to the 180-day lock-up restriction for the remainder of the lock-up period.

5.           Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a duplicate Warrant and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

6.           Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

7.           Protection Against Dilution and Other Adjustments.

               7.1           Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 7, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted Exercise Price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total Exercise Price immediately before adjustment.

               7.2.           Adjustment of Exercise Price. The Exercise Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 7.2.

(a)
Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price, as in effect immediately prior to such subdivision, shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price, as in effect immediately prior to such combination shall be proportionately increased.

(b)	Dividends in Stock, Property, Reclassification. If at any time or from time to time the holders of the Common Stock shall have received or become entitled to receive, without payment therefor, then

	(1)	Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

	(2)	any cash paid or payable otherwise than as a cash dividend, or

(3)
Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 7.2(a) above), then and in each such case, the Holder of this Warrant shall, upon the exercise of the Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (2) and (3)) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

(c)
Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, in accordance with Section 8, to the Holder of this Warrant. The notice shall be signed by the Company's chief financial officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(d)	Other Notices. If at any time:

	(1)	the Company shall declare any cash dividend upon its Common Stock;

(2)
there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another entity;

	(3)	there shall be a voluntary or involuntary dissolution, liquidation or winding- up of the Company;

(4)	there shall be a public offering of the Company equity securities; or

(5)	thirty (30) days prior to the expiration of this Warrant;

then, in any one or more of said cases, the Company shall give, in accordance with Section 8, to the Holder of this Warrant, (a) at least thirty (30) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, at least thirty (30) days' prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof.

(e)
Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 7.2 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of this Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares of Common Stock available under this Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of this Warrant upon exercise for the same aggregate Exercise Price, the total number, class and kind of shares of Common Stock as it would have owned had this Warrant been exercised prior to the event and had it continued to hold such shares until after the event requiring adjustment.

8.           Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, four days after the date of deposit in the United States mails, as follows:

If to the Company:

Universal Power Group, Inc.
1720 Hayden Road
Carrollton, TX 75006
Telephone No.: (469) 892-1122
Telecopier No.: (469) 892-1123

with a copy to:

Joel J. Goldschmidt, Esq.
Morse, Zelnick, Rose & Lander LLP
405 Park Avenue, Suite 1401
New York, NY 10022
Telephone No.: (212) 838-8269
Telecopier No.: (212) 838-9190

If to the Holder:

Robert J. Kropp
Ladenburg Thalmann & Co. Inc.
153 East 53rd Street, 49th Floor
New York, NY 10022
Telephone No.: (212) 409-2000
Telecopier No.: (212) 409-2169

with a copy to:

Norman R. Miller, Esq.
Patton Boggs LLP
2001 Ross Avenue, Suite 3000
Dallas, TX 75201
Telephone No.: (214) 758-6630
Telecopier No.: (214) 758-1550

Any party may give notice in accordance with this Section to designate to another address or person for receipt of notices hereunder.

9.           Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the Company and the Holder. This Warrant contains the full understanding of the parties with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

10.         Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York. The Company and each Purchaser hereby submit to the jurisdiction of any New York State or federal court sitting in the State of New York, County of New York and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of the action or proceeding may be heard and determined in any such court; agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court; waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety, or other security that might be required of any other party with respect thereto; and agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

11.         Jury Trial Waiver. THE COMPANY AND THE HOLDER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OR IN CONNECTION WITH THIS WARRANT.

12.         Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13.         Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

              IN WITNESS WHEREOF, the Company has executed this Warrant as of the _____ day of ____________, 2006.

UNIVERSAL POWER GROUP, INC.

By:______________________________
Name:____________________________
Title:_____________________________

NOTICE OF EXERCISE

TO: Universal Power Group, Inc.

                    (1)           The undersigned hereby elects to purchase Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)	Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(b).

                    (3)          Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                                   ____________________

The Warrant Shares shall be delivered to the following:

                                   ____________________

                                   ____________________

                                   ____________________

Date: _______________

LADENBURG THALMANN & CO., INC.

By: _______________________________